 Exhibit 4.1

INCOPORPORATED UNDER THE LAWS OF THE STATE OF NEVADA SEE REVERSE FOR CERTAIN DEFINITIIONS

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, $.001 VALUE PER SHARE, OF

transferable on the books of the Corporation by the holder hereof in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Nevada, and to the Articles of Incorporation and Bylaws of the Corporation, as now in effect or as hereafter amended. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar. WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFT MIN ACT -	....................Custodian....................
TEN ENT - as tenants by the entireties		(Cust)	(Minor)
JT TEN - as joint tenants with right of		under Uniform Gifts to Minors
survivorship and not as tenants
in common		Act....................
(State)

Additional abbreviations may also be used though not in the above list.

For Value Received,                        hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Shares of the
stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to
transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

Signature(s) Guaranteed

By

The Signature(s) must be guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved Signature Guarantee Medallion Program), pursuant to SEC Rule 17Ad-15.